================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------
                                   Form 8-K/A
                                   ----------

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               February 16, 2001
                Date of Report (Date of earliest event reported)

                                   ResMed Inc
             (Exact name of registrant as specified in its charter)


                Delaware                                      0-26038
(State or other jurisdiction of incorporation)         (Commission File Number)


                                  98-0152841
                       (IRS Employer Identification No)


                       14040 Danielson Street, Poway  CA
                   (Address of principal executive offices)

                                  92064-6857
                                  (Zip Code)



                                 (858) 746 2400
               Registrant's Telephone number, including area code



                                 Not Applicable
         (Former name or former address, if changed since last report)

================================================================================

--------------------------------------------------------------------------------
The undersigned registrant hereby amends item 7 on its current report on Form 8-K dated March 2, 2001 as set out below:
--------------------------------------------------------------------------------


Item 7 FINANCIAL STATEMENTS, UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS


A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Independent auditors' report dated April 12, 2001.

     Audited Consolidated Balance Sheets of MAP Medizin - Technologie GmbH for the years ended December 31, 2000 and December 31, 1999.

     Audited Consolidated Statements of Income for the years ended December 31, 2000 and 1999.

     Audited Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000 and 1999.

     Audited Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999.

     Notes to the Consolidated Financial Statements.



B.   PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Unaudited Pro Forma Condensed Consolidated Financial Statements of ResMed Inc as of December 31, 2000 for the year ended June 30, 2000, and six months ended December 31, 2000, respectively.



C.   EXHIBITS

      2.1 Purchase Agreement dated February 16, 2001 between MAP Medizin - Technologie GmbH and ResMed Beteiligungs GmbH, a fully owned subsidiary of ResMed Inc.(1)

     23.1    Consent of Haarmann, Hemmelrath & Partner.

     99.3    Press Release, dated February 19, 2001, issued by ResMed, Inc. (1)
     -------
     (1) Previously filed.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 30, 2001


ResMed Inc



/s/  ADRIAN M SMITH
--------------------------------------------------
Vice President Finance and Chief Financial Officer

                                             HAARMANN, HEMMELRATH & PARTNER GMBH

                       Report of Independent Accountants
                       ---------------------------------

We have audited the accompanying consolidated balance sheets as of December 31, 2000 and 1999, the related statements of income for the fiscal years 2000 and 1999, the statements of stockholders' equity for the fiscal years 2000 and 1999 as well as the statements of cash flows for the fiscal years 2000 and 1999 of MAP Medizin-Technologie GmbH, Martinsried. Those consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MAP Medizin-Technologie GmbH, Martinsried, as of December 31, 2000 and 1999 and the results of its operations and cash flows for the fiscal years 2000 and 1999 in conformity with generally accepted accounting principles in the US.

Munich, April 12, 2001

                              Haarmann, Hemmelrath & Partner GmbH
                                Wirtschaftsprufungsgesellschaft
                                  Steuerberatungsgesellschaft

                 /s/ ZELGER WIRTSCHAFTSPRUFER      /s/ EICHLER WIRTSCHAFTSPRUFER
                 ----------------------------      -----------------------------
                 Zelger Wirtschaftsprufer          Eichler Wirtschaftsprufer

                                     -F1-

                          MAP Medizin-Technologie GmbH
                          Consolidated Balance Sheets
                           December 31, 2000 and 1999
                                 (in thousands)

                                                                                        Note   December 31,   December 31,
                                                                                                 2000            1999
                                                                                                  DM              DM
                                                                                     -------------------------------------
ASSETS
Current assets:
Cash and cash equivalents                                                                             540            288
Accounts receivable, net of allowance for doubtful accounts of
   DM295 and DM228 at December 31, 2000 and 1999, respectively                           4          6,056          5,042
Inventories, net                                                                         5         17,336         12,361
Prepaid expenses and other current assets                                                6          1,856          1,071
                                                                                            ------------------------------
Total Current assets                                                                               25,788         18,762
                                                                                            ------------------------------

Goodwill, net of accumulated amortization of DM 7,740 and DM 4,481 at
   December 31, 2000 and 1999, respectively                                              8         57,446         60,705
Patents, net of accumulated amortization of DM 11  and nil at December 31, 2000
   and 1999, respectively                                                                8            203            106
Property, Plant and Equipment, net of accumulated depreciation of
   DM 3,274 and DM 2,126 at December 31, 2000 and 1999, respectively                     9          3,548          3,737
Other Non Current Assets                                                                               50             50
                                                                                            ------------------------------
Total Non Current Assets                                                                           61,247         64,598
                                                                                            ------------------------------

Total Assets                                                                                       87,035         83,360
                                                                                            ==============================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank overdraft                                                                          10          2,707          1,911
Bank borrowings                                                                         10         15,610         11,210
Accounts payable                                                                                    3,222          2,238
Income taxes payable                                                                                1,889            418
Accrued expenses                                                                        11         12,330          9,171
Deferred tax liability                                                                   7          1,246          2,274
Shareholders' Loans                                                                                 1,025          1,000
                                                                                            ------------------------------
Total Current Liabilities                                                                          38,029         28,222
                                                                                            ------------------------------

Non-current Liabilities:
Bank borrowings                                                                         10         12,307         20,790
Other non-current liabilities                                                           12            427              -
                                                                                            ------------------------------
Total Non-current Liabilities                                                                      12,734         20,790
                                                                                            ------------------------------

Stockholders' Equity
Common stock                                                                                          100            100
Additional paid-in-capital                                                                         34,464         34,464
Retained earnings (losses)                                                                          1,707           (216)
Accumulated other comprehensive income                                                                  1              -
                                                                                            ------------------------------
Total Stockholders' Equity                                                                         36,272         34,348
                                                                                            ------------------------------

Total Liabilities and Stockholders' Equity                                                         87,035         83,360
                                                                                            ==============================

        See accompanying notes to the consolidated financial statements.

                                     -F2-

                          MAP Medizin-Technologie GmbH
                       Consolidated Statements of Income
                           December 31, 2000 and 1999
                                 (in thousands)

                                                                                        Note   December 31,   December 31,
                                                                                                 2000            1999
                                                                                                  DM              DM
                                                                                     -------------------------------------

Net revenue                                                                                        52,302          47,024
Cost of sales                                                                                     (22,444)        (17,366)
                                                                                            ------------------------------
Gross Profit                                                                                       29,858          29,658
                                                                                            ------------------------------

Operating expenses:
Selling, general and administrative                                                               (23,542)        (23,526)
Research and development                                                                           (3,836)         (3,518)
                                                                                            ------------------------------
Total operating expenses                                                                          (27,378)        (27,044)
                                                                                            ------------------------------

Income from operations                                                                              2,480           2,614

Other income (expenses)
Interest expense, net                                                                              (2,241)         (1,782)
                                                                                            ------------------------------
Income before Income Taxes                                                                            239             832
                                                                                            ------------------------------

Income taxes                                                                             7          1,684          (2,651)
                                                                                            ------------------------------
Net Income/ (loss)                                                                                  1,923          (1,819)
                                                                                            ==============================

        See accompanying notes to the consolidated financial statements.

                                     -F3-

                          MAP Medizin-Technologie GmbH
                Consolidated Statements of Stockholders' Equity
                                 (in thousands)


                                      Common     Additional      Retained    Accumulated other        Total        Comprehensive
                                      Stock    Paid-in capital   Earnings      Comprehensive      Stockholders'        Income
                                                                 (losses)      Income (loss)          Equity
                                        DM           DM             DM               DM                 DM               DM
                                   ---------------------------------------------------------------------------------------------
Balances as of January 1, 1999           100            34,464      1,603                    -           36,167            1,603
                                   =============================================================================================

Net Loss                                  --                --     (1,819)                               (1,819)          (1,819)
Foreign currency translation
  adjustments                                                                               --               --               --
                                   ---------------------------------------------------------------------------------------------
Balances as of December 31, 1999         100            34,464       (216)                  --           34,348             (216)
                                   =============================================================================================
Net Income                                --                --      1,923                                 1,923            1,923
Foreign currency translation
  adjustments                                                                                1                1                1
                                   ---------------------------------------------------------------------------------------------
Balances as of December 31, 2000         100            34,464      1,707                    1           36,272            1,708
                                   =============================================================================================

        See accompanying notes to the consolidated financial statements.

                                     -F4-

                          MAP Medizin-Technologie GmbH
                     Consolidated Statements of Cash Flows
                           December 31, 2000 and 1999
                                 (in thousands)

                                                       December 31,    December 31,
                                                           2000            1999
                                                            DM              DM
                                                       ----------------------------
Cash Flows from Operating Activities
Net Income (Loss)                                             1,923          (1,819)
                                                       ----------------------------

Adjustments to reconcile Net Income (Loss) to Net Cash
  provided by Operating Activities:
Depreciation and amortization                                 1,353           1,103
Goodwill amortization                                         3,259           3,259
Deferred income taxes                                        (1,028)            786

Changes in operating assets and liabilities:
Accounts receivable, net                                     (1,014)         (1,342)
Inventories                                                  (4,975)         (2,935)
Prepaid expenses and other current assets                      (785)           (193)
Accounts payable and accrued expenses                         4,021           3,033
Income taxes payable                                          1,471             757
                                                       ----------------------------
Net cash provided by operating activities                     4,225           2,649
                                                       ----------------------------
Cash Flows Used in Investing Activities:
Purchases of intangible assets                                 (108)           (106)
Purchases of property, plant and equipment                   (1,606)         (3,920)
Proceeds from sale of property, plant and equipment             454               2
                                                       ----------------------------
Net cash used in investing activities                        (1,260)         (4,024)
                                                       ----------------------------
Cash Flows Used in Financing Activities:
Proceeds from bank borrowings                                 4,400           4,010
Repayment of bank borrowings                                 (8,483)         (8,010)
Proceeds from bank overdraft                                    796           1,538
Shareholders' loans                                              25               0
Proceeds from capital lease                                     550               0
                                                       ----------------------------
Net cash used in financing activities                        (2,712)         (2,462)
                                                       ----------------------------
Effect of exchange rate changes on cash                          (1)             (1)
                                                       ----------------------------
Net increase/(decrease) in cash and cash equivalents            252          (3,838)
                                                       ----------------------------
Cash and cash equivalents at beginning of period                288           4,126
                                                       ----------------------------
Cash and cash equivalents at end of period                      540             288
                                                       ============================
Supplemental disclosure of cash flow information:
Income taxes paid                                               633               5
Interest paid                                                 1,853           1,761
                                                       =============================

        See accompanying notes to the consolidated financial statements.

                                     -F5-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

1.    Organization and Basis of Presentation

      MAP Medizin-Technologie GmbH (in the following "MAP GmbH" or "Company") is a company formed under the German Company Law for limited liability companies as of July 10, 1998 and has its seat in Martinsried/Germany. MAP GmbH is the holding company for MAP Medizintechnik fur Arzt und Patient GmbH & Co. KG, Martinsried/Germany. MAP Medizintechnik fur Arzt und Patient GmbH & Co, Martinsried/Germany, designs, manufacturers and markets devices for the evaluation and treatment of sleep disordered breathing ("SDB"), primarily obstructive sleep apnea. Furthermore, MAP GmbH is the holding company for distribution and sales companies in France, Switzerland, Austria and The Netherlands.


2.    Summary of Significant Accounting Principles

      A.  Consolidation
          -------------

          The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.


      B.  Revenue Recognition
          -------------------

          Revenue on product sales is recorded at the time of shipment. Service revenue received in advance from service contracts is initially capitalized and progressively recognized as revenue over the life of the service contract.


      C.  Inventories
          -----------

          Inventories, including work-in-process, are valued at the lower of cost or market. Cost is determined primarily on the basis of weighted average cost. Market value is the selling price in ordinary course of business, less the costs of completion, marketing and distribution.


      D.  Patents
          -------

          The registration costs for new patents are capitalized and amortized over the estimated useful life of the patent, generally 10 years. In the event of a patent being superseded, the unamortized costs are written off immediately.


                                     -F6-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

2.    Summary of Significant Accounting Principles (Continued)

      E.  Goodwill
          --------

          Goodwill arising from business acquisitions is amortized on a straight line basis over a period of 20 years. The Company carries goodwill at cost net of accumulated amortization. The Company reviews its goodwill carrying value when events indicate that an impairment may have occurred in goodwill. If, based on the undiscounted cash flows, management determines goodwill is not recoverable, goodwill is written down to its discounted cash flow value and the amortization period is reassessed. Amortization expense of goodwill was DM 3,259,000 and DM 3,259,000 for the year's end December 31, 2000 and 1999, respectively.

      F.  Property, Plant and Equipment
          -----------------------------

          Property, plant and equipment is recorded at cost of acquisition and/or production and is amortized over the expected useful life. Depreciation is computed using the following methods and over the following useful lives:

                                           Method of              Period of
          Balance Sheet Item               Depreciation           Depreciation
          ------------------               -------------          ------------
          Computer equipment               straight-line          3 to 5 years
          Fixtures and Office Equipment    straight-line          2 to 10 years

          Maintenance and repairs are charged to expense as incurred.


      G.  Warranty
          --------

          Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized.


      H.  Income Taxes
          ------------

          The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                                     -F7-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


2.    Summary of Significant Accounting Principles (Continued)

      I.  Foreign Currency
          ----------------

          The financial statements drawn up in foreign currencies are translated into German Marks (DM). Assets and liabilities of foreign subsidiaries, whose functional currencies are not DM, are translated into DM at the exchange rate as of the balance sheet date, and revenue and expense transactions are translated at the average rates for the year. Cumulative translation adjustments are recognized as part of comprehensive income and are included in accumulated other comprehensive income/(loss) in the consolidated balance sheet until such time as the subsidiary is sold or substantially or completely liquidated.


      J.  Research and Development
          ------------------------

          All research and development costs are expensed in the period incurred.


      K.  Financial Instruments
          ---------------------

          The carrying value of financial instruments, such as of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value because of their short-term nature. The Company does not hold or issue financial instruments for trading purposes.


          The fair value of financial instruments is defined as the amount at which the instruments could be exchanged in a current transaction between willing parties.

      L.  Impairment of Long-Lived Assets
          -------------------------------

          The Company periodically evaluates the carrying value of long-lived assets to be held and used, including certain identifiable intangible assets, when events and circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less cost to sell.


      M.  Cash and Cash equivalents
          -------------------------

          Cash equivalents, including certificates of deposit and other highly liquid investments are stated at cost, which approximates market. Investments with original maturities of 90 days or less are considered cash equivalents for the purposes of the consolidated statements of cash flows.

                                     -F8-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


3.    Business Acquisitions

      Acquisition of MAP Medizintechnik fur Arzt und Patient GmbH & Co. KG, Martinsried/Germany

      By way of agreement dated August 14, 1998, the Company acquired with immediate effect all shareholdings in MAP Medizintechnik fur Arzt und Patient GmbH & Co. KG, Martinsried/Germany, at a price of DM 65,077,000.

                                                             TDM
                                                            ------
      Fair value of assets acquired                           (109)
      Goodwill on acquisition                               65,186
                                                            ------
      Consideration                                         65,077
                                                            ======

      The excess of the purchase price over fair value of the net identifiable assets acquired is allocated to goodwill and is amortized on a straight line basis over twenty years.


4.    Trade Accounts receivables

                                               Dec 31, 2000      Dec 31, 1999
                                                   TDM               TDM
                                               ------------------------------
      Trade receivables                               6,351             5,270
      Less allowance for doubtful accounts             (295)             (228)
                                               ------------------------------
                                                      6,056             5,042
                                               ==============================

5.    Inventories

      Inventories, net were comprised of the following as of December 31, 2000 and 1999:

                                               Dec 31, 2000      Dec 31, 1999
                                                   TDM               TDM
                                               ------------------------------
      Raw materials and supplies                       2,758            2,040
      Work in progress                                    88              902
      Finished goods                                  14,490            9,419
                                               ------------------------------
                                                      17,336           12,361
                                               ==============================

                                     -F9-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


6.    Prepaid Expenses and Other Current Assets

                                               Dec 31, 2000      Dec 31, 1999
                                                   TDM               TDM
                                               ------------------------------
      Receivable from shareholders'                      184              184
      Other receivables                                  638               --
      Prepaid expenses                                   199              120
      Prepayments                                         94               --
      Other                                              741              767
                                               ------------------------------
                                                       1,856            1,071
                                               ==============================

7.    Income taxes

      The provision for income taxes is presented below:

                                                     2000             1999
                                                      TDM              TDM
                                                    -----------------------
      Current income taxes                            695           (2,130)
      Deferred income taxes                           989             (521)
      Total income taxes                            1,684           (2,651)
                                                    =======================

      The provision for income taxes differs from the amount of income tax computed by applying the applicable income tax rates mentioned above to pretax income as a result of the following (in thousands):

                                                         2000              1999
                                                          TDM               TDM
                                                       -------------------------
      Computed "expected" tax expenses                   (127)             (441)
      Reconciliation to provision for income taxes:
      Effect of changes in German tax rates on
        deferred tax balances                             492                --
      Tax effect of non deductible goodwill              (671)             (671)
      Tax effect of intercompany writedown              3,686                --
      Change in valuation allowance                    (1,162)           (1,094)
      Effect of non German tax rates                     (482)             (411)
      Other                                               (52)              (34)
                                                        1,684            (2,651)
                                                       =========================

      On January 1, 2001, the German Federal tax rate was reduced such that the Company's effective tax rate on its German income reduced from 53% to 38%.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are comprised of the following at December 31, 2000 and 1999:


                                     -F10-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

7.    Income taxes (Continued)

                                                  Dec 31, 2000   Dec 31, 1999
                                                       TDM            TDM
                                                  ---------------------------
      Deferred tax assets:
      -------------------
      R&D software                                      214                --
      Intercompany profit in inventory                  277               280
      Net operating losses carried forward            4,037             1,760

                                                      4,528             2,040
      Less valuation allowance                       (2,256)           (1,094)
      Net deferred tax asset                          2,272               946
                                                  ---------------------------

      Deferred tax liabilities:
      ------------------------
      Patents                                           (77)              (57)
      Accelerated goodwill tax deduction             (3,364)           (3,163)
      Other                                             (77)                -
                                                  ---------------------------
                                                     (3,518)           (3,220)
                                                  ---------------------------
      Net deferred tax liability                     (1,246)           (2,274)
                                                  ============================

      The valuation allowance at December 31, 2000 and 1999, primarily relates to a provision for uncertainty as to the utilization of net operating loss carryforwards. The net change in the valuation allowance was an increase of DM 1,162,000 for the year ended December 31, 2000. The measurement of deferred tax assets and liabilities at December 31 each year reflect foreign currency translation adjustments, changes in enacted tax rates and changes in temporary differences.

8.    Intangible Assets

                                                 Dec 31, 2000     Dec 31, 1999
                                                       TDM              TDM
                                                 -----------------------------
      Goodwill                                         65,186           65,186
      Accumulated amortization                         (7,740)          (4,481)
                                                 -----------------------------
                                                      57,446            60,705
                                                 =============================

      Patents                                             214              106
      Accumulated depreciation and amortization           (11)              --
                                                 -----------------------------
                                                          203              106
                                                 =============================

9.    Property, Plant and Equipment

                                                 Dec 31, 2000     Dec 31, 1999
                                                      TDM              TDM
                                                 -----------------------------
      Machinery and equipment                           2,796            2,671
      Fixtures and office equipment                     1,712            1,682
      Computer equipment                                2,314            1,510
                                                 -----------------------------
                                                        6,822            5,863
      Accumulated depreciation and amortization        (3,274)          (2,126)
                                                 -----------------------------
                                                        3,548            3,737
                                                 ==============================

                                     -F11-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

10.   Bank borrowings
      Current bank borrowings:

             Bank                Dec 31,   Dec 31,     Term     Interest rate        Securities
                                  2000      1999
                                  TDM       TDM
      -------------------------------------------------------------------------------------------------------------------
      Overdraft facilities:
      Dresdner Bank                 927     1,313                    13.75 %   Accounts receivables and inventories (70%)
      Bayerische Landesbank       1,779       505                    13.75 %   Accounts receivables and inventories (30%)
      Bank Nationale de Paris         1        93

                                  2,707     1,911

      Term loans:
      Dresdner Bank               7,200     7,200   3/14/01          7.225 %   Accounts receivables and inventories (70%)
      Dresdner Bank                 810       810    1/3/01          7.225 %   Accounts receivables and inventories (70%)
      Dresdner Bank               7,600     3,200   2/28/01         7.3870 %   Accounts receivables and inventories (70%)

                                 15,610    11,210
                                 18,317    13,121
      ===================================================================================================================

      Non current bank borrowings:

             Bank                Dec 31,   Dec 31,     Term     Interest rate        Securities
                                  2000      1999
                                  TDM       TDM
      -------------------------------------------------------------------------------------------------------------------
      Term loans:
      Dresdner Bank              11,767    18,967   8/31/03          7.225 %   Accounts receivables and inventories (70%)
      Dresdner Bank                 540     1,823   8/31/03          7.225 %   Accounts receivables and inventories (70%)
      -------------------------------------------------------------------------------------------------------------------
                                 12,307    20,790
=========================================================================================================================

      The Company has overdraft facilities in the amount of TDM 3,500 with Dresdner Bank and in the amount of TDM 1,500 with Bayerische Landesbank.


11.   Accrued expenses

      Accrued expenses at December 31, 2000 and 1999 consist of the following:

                                               Dec 31, 2000      Dec 31, 1999
                                                    TDM               TDM
                                               ------------------------------
      Employee related cost                           2,269             2,174
      Consultant and professional fees                  203               275
      Service warranties                                119               112
      Deferred revenue                                6,873             4,355
      Value added taxes                               1,093             1,114
      Interest payable                                  423                 0
      Other                                           1,350             1,141
                                               ------------------------------
                                                     12,330             9,171
                                               ==============================

                                     -F12-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


12.  Commitments

      The Company leases Buildings, Motor vehicles and Computer equipment under operating leases. Rental charges on these items are expensed as incurred. At December 31, 2000 the Company had the following future minimum lease payments under non cancelable operating leases:

                                           2001      2002      2003    2004    2005     TOTAL
                                            TDM       TDM       TDM     TDM     TDM       TDM
                                         ----------------------------------------------------
      Computer equipment                    158       114       114      48       0       434
      Rent                                1,139       944       900     521       0     3,504
      Motor vehicles                        542       361        64       0       0       967
                                          1,839     1,419     1,078     569       0     4,905
                                         ====================================================

      Rent expense under operating leases for the years ended December 31, 2000 and 1999 were approximately TDM 900 and TDM 550, respectively.

      The Company leases Computer software under capital leases for which the liability is shown as other current liabilities in the amount of TDM 123 and as other non-current liabilities in the amount of TDM 427. The term of the contract is 48 months with the first repayment commencing January 1, 2001. The interest rate of the contract is 7.25 %.

13.   Events after the Balance Sheet Date

      On February 16, 2001 ResMed Beteiligungs GmbH, a wholly owned subsidiary of ResMed Inc, acquired all the issued capital of the Company from its existing shareholders.

14.   Legal actions

      The Management of the Company is not aware of any legal actions or contingencies against the Company.

      In January 2001, the Company filed a lawsuit in the Civil Chamber of Munich Court against Hofrichter GmbH seeking actual and exemplary monetary damages for the unauthorized and infringing use of the Company's trademarks and patents.

      While the Company is prosecuting the above action, there can be no assurance that the Company will be successful.

                                     -F13-

                 MAP Medizin-Technologie GmbH and Subsidiaries
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


15.   Segment Reporting

      The Company operates solely in the sleep disordered breathing sector of the respiratory medicine industry. The Company therefore believes that given the single market focus of its operations and the interdependence of its products that the Company operates as a single segment. The Company assesses performance and allocates resources on the basis of a single operating entity.

      The Company generates over 90% of its revenue in Germany and therefore believes its operations are conducted in one geographic segment.



Martinsried, April 12, 2001



/s/  DR STEFAN MADAUS
-----------------------------
Dr Stefan Madaus
Managing Director



/s/  CASPAR GRAF STAUFFENBERG
-----------------------------
Caspar Graf Stauffenberg
Chief Financial Officer



/s/  HARALD VOGELE
-----------------------------
Harald Vogele
Chief Operating Officer


                                     -F14-

                                   ResMed Inc
             Pro Forma Condensed Consolidated Financial Information


The following unaudited pro forma condensed consolidated financial statements present the estimated effects of the acquisition of MAP Medizin - Technologie GmbH. The Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 2000 and the six months ended December 31, 2000 assume that the purchase occurred on July 1, 1999 and July 1, 2000 respectively. Also presented is the unaudited December 31, 2000 Pro Forma Condensed Consolidated Balance Sheet giving effect to the purchase of MAP GmbH as if it had been consummated on December 31, 2000. See "Note 1 - Basis of Presentation".

The pro forma information is based on the historical consolidated financial statements of ResMed Inc and the historical financial statements of MAP GmbH adjusted for related preliminary estimates and assumptions. The pro forma adjustments are applied to the historical consolidated financial statements of ResMed Inc and MAP GmbH to account for the MAP GmbH acquisition using the purchase method of accounting. Under purchase accounting, the total purchase price of MAP GmbH was allocated to the assets and liabilities acquired based on their fair values as of the acquisition date, with the excess of purchase price over the fair value of tangible and identifiable intangible assets acquired less the fair value of liabilities assumed recorded as goodwill. Although the final allocation may differ, the Pro Forma Condensed Consolidated financial information reflects ResMed Inc management's best estimate based on currently available information.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results that would have occurred had the purchase been consummated on the applicable date indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. These unaudited pro forma financial statements should be read in conjunction with the Notes to the Pro Forma Condensed Consolidated Financial Statements, the audited financial statements and notes for MAP GmbH included herein and the audited historical consolidated financial statements of ResMed Inc.


                                     -F15-

                                   ResMed Inc
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               December 31, 2000
           (in thousands of dollars, except share and per share data)

                                                                        MAP GmbH
                                                      ResMed Inc        Business         Pro forma
                                                      Historical       Historical       Adjustments     Notes     Consolidated
                                                   ---------------------------------------------------------------------------
ASSETS
Current assets:
Cash and cash equivalents                               $ 16,857                  260             -                   $ 17,117
Marketable securities - available-for-sale                 1,322                    -             -                      1,322
Accounts receivable, net                                  28,965                2,916             -                     31,881
Inventories                                               19,790                8,347           428    2(b)             28,565
Deferred income taxes                                      2,400                    -             -                      2,400
Prepaid expenses and other current assets                  6,345                  894             -                      7,239
                                                   ---------------------------------------------------------------------------
Total current assets                                      75,679               12,417           428                     88,524
                                                   ---------------------------------------------------------------------------

Property, plant and equipment, net                        53,947                1,709             -                     55,656
Patents, net                                               1,352                   98             -                      1,450
Goodwill, net                                              5,228               27,659        21,117    2(b)             54,004
Other assets                                               4,039                   24             -                      4,063
                                                   ---------------------------------------------------------------------------
Total assets                                            $140,245               41,907        21,545                   $203,697
                                                   ===========================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Account payables                                        $  8,662                1,551             -                   $ 10,213
Accrued expenses                                          12,233                5,937           550    1                18,720
Income taxes payable                                       7,014                  909             -                      7,923
Other loans                                                    -                  494             -                        494
Bank overdraft                                                 -                1,303             -                      1,303
Deferred tax liability                                         -                  600             -                        600
Current portion of long-term debt                          4,500                7,516             -                     12,016
                                                   ---------------------------------------------------------------------------
                                                          32,409               18,310           550                     51,269

Long term debt less current portion thereof                    -                5,926        57,110    2(b)             63,036
Other non current liabilities                                  -                  206             -                        206
                                                   ---------------------------------------------------------------------------
Total liabilities                                         32,409               24,442        57,660                    114,511
                                                   ---------------------------------------------------------------------------

Stockholders' equity:
Common Stock                                                 125                   48           (48)                       125
Additional paid-in-capital                                46,029               16,594       (16,594)                    46,029
Retained Earnings                                         78,985                  822       (19,472)                    60,335
Accumulated other comprehensive income                   (17,303)                   1            (1)                   (17,303)
                                                   ---------------------------------------------------------------------------
                                                         107,836               17,465       (36,115)                    89,186

                                                   ---------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity              $140,245               41,907        21,545                   $203,697
                                                   ===========================================================================


                    See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                     -F16-

                                   ResMed Inc
       Unaudited Pro Forma Condensed Consolidated Statement Of Operations
                       Six Months Ended December 31, 2000
                (in thousands of dollars, except per share data)


                                                                         MAP GmbH
                                                       ResMed Inc        Business         Pro forma
                                                       Historical       Historical       Adjustments     Notes     Consolidated
                                                    ---------------------------------------------------------------------------
Net revenues                                              $65,448              12,967              0                    $78,415
Cost of sales                                              21,340               5,275            483    2(f)             27,098
                                                    ---------------------------------------------------------------------------
Gross profit                                               44,108               7,692           (483)                    51,317
                                                    ---------------------------------------------------------------------------

Operating expenses:
Selling, general and administrative                        20,315               5,400            473    2(d)             26,188
Research and development                                    4,894               1,125              0                      6,019
                                                    ---------------------------------------------------------------------------
Total operating expenses                                   25,209               6,525            473                     32,207
                                                    ---------------------------------------------------------------------------

                                                    ---------------------------------------------------------------------------
Income from operations                                     18,899               1,167           (956)                    19,110
                                                    ---------------------------------------------------------------------------


Other income:
Interest income, net                                          103                (737)        (1,282)   2(c)             (1,916)
Government grants                                              72                   0              0                         72
Other income, net                                           1,381                   0              0                      1,381
                                                    ---------------------------------------------------------------------------
Total other income, net                                     1,556                (737)        (1,282)                      (463)
                                                    ---------------------------------------------------------------------------

Income before income taxes                                 20,455                 430         (2,238)                    18,647
                                                    ---------------------------------------------------------------------------
Income taxes                                                6,977                (729)          (559)   2(e)              5,689
                                                    ---------------------------------------------------------------------------
Net income                                                $13,478               1,159         (1,679)                   $12,958
                                                    ===========================================================================

Basic earnings per share                                     0.44                                                          0.42
Diluted earnings per share                                   0.41                                                          0.39

Basic shares outstanding                                   30,923                                                        30,923
Diluted shares outstanding                                 33,150                                                        33,150


                    See accompanying notes to unaudited pro forma condensed consolidated financial statements.


                                     -F17-

                                  ResMed Inc
             Unaudited Pro Forma Condensed Statement Of Operations
                           Year Ended June 30, 2000
               (in thousands of dollars, except per share data)

                                                                          MAP GmbH
                                                       ResMed Inc         Business         Pro Forma
                                                       Historical        Historical       Adjustments     Notes     Consolidated
                                                    ----------------------------------------------------------------------------

Net revenues                                             $115,615            23,934              0                      $139,549
Cost of sales                                              36,991            10,597          1,078         2(f)           48,666
                                                    ----------------------------------------------------------------------------
Gross profit                                               78,624            13,337         (1,078)                       90,883
                                                    ----------------------------------------------------------------------------

Operating expenses:
Selling, general and administrative                        36,987            10,503            770         2(d)           48,260
Research and development                                    8,499             1,684              0                        10,183
                                                    ----------------------------------------------------------------------------
Total operating expenses                                   45,486            12,187            770                        58,443
                                                    ----------------------------------------------------------------------------
Income from operations                                     33,138             1,150         (1,848)                       32,440
                                                    ----------------------------------------------------------------------------

Other income:
Interest income, net                                          801              (760)        (3,280)        2(c)           (3,239)
Government grants                                             279                 0              0                           279
Other, net                                                    (52)                0              0                           (52)
                                                    ----------------------------------------------------------------------------
Total other income, net                                     1,028              (760)        (3,280)                       (3,012)
                                                    ----------------------------------------------------------------------------

Income before income taxes                                 34,166               390         (5,128)                       29,428
                                                    ----------------------------------------------------------------------------
Income taxes                                               11,940               993         (1,598)        2(e)           11,335
                                                    ----------------------------------------------------------------------------
Net income                                               $ 22,226              (603)        (3,530)                     $ 18,093
                                                    ============================================================================

Basic earnings per share                                     0.74                                                           0.60
Diluted earnings per share                                   0.69                                                           0.56

Basic shares outstanding                                   30,153                                                         30,153
Diluted shares outstanding                                 32,303                                                         32,303


     See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                     -F18-

                                  ResMed Inc
                         Notes To Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

1.   Basis of Presentation

     The accompanying unaudited pro forma condensed statements of operations present the historical results of operations of ResMed Inc and MAP GmbH for the year ended June 30, 2000 and the six months ended December 31, 2000, with pro forma adjustments as if the transaction had taken place on July 1, 1999 and July 1, 2000, respectively. The unaudited pro forma condensed balance sheet presents the historical balance sheets of ResMed Inc and MAP GmbH as of December 31, 2000 with pro forma adjustments as if the transaction had been consummated as of December 31, 2000, in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

     The total purchase price of MAP GmbH was approximately $57.1 million, representing bank loans and costs. The preliminary allocation of the purchase price to intangible assets, based on the estimated fair values of the acquired assets and assumed liabilities and an independent appraisal of intangible assets, consists of the following (dollars in thousands):

     Goodwill                                                $48,776
     In-process technology                                    18,100
                                                             -------
     Total allocated to intangibles                          $66,876
                                                             =======

     The Company expects to finalize the purchase price allocation within one year and does not anticipate material adjustments to the preliminary purchase price allocation. Amounts allocated to goodwill are amortized on a straight-line basis over its estimated useful life of 20 years.

     Purchased in-process technology was expensed upon acquisition because technological feasibility had not been established and no further alternative uses existed. The value of in-process technology was calculated by identifying research projects in areas for which technological feasibility had not been established, estimating the costs to develop the purchased in-progress technology into commercially viable products, estimating the resulting net cash flows from such products, discounting the net cash flows to present value, and applying the reduced percentage completion of the projects thereto. The discount rates used in the analysis were between 27% and 33% and were based on the risk profile of the acquired assets.

     The Company believes that the assumptions used to value the acquired intangibles were reasonable at the time of the acquisition. No assurance can be given, however, that the underlying assumptions used to estimate expected project revenues, development costs or profitability, or the events associated with such projects, will transpire as estimated. For these reasons among others, actual results may vary from the projected results.

                                     -F19-

                                  ResMed Inc
                         Notes To Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

1.   Basis of Presentation (Continued)

     In addition as indicated in its February 19, 2001 press release, ResMed Inc intends to take a restructuring charge on acquisition of MAP GmbH. The restructuring charge relates primarily to the sale and/or closure of MAP GmbH's French operations and is currently estimated at approximately $550,000, subject to possible change at a later date. This amount has been included within the Pro Forma Condensed Consolidated Balance Sheet as at December 31, 2000. MAP GmbH's French operations incurred net losses of $1,534,000 and $1,168,000 for the year ended June 30, 2000 and six months ended December 31, 2000 respectively. No adjustment has been made in the Pro Forma Condensed Consolidated Statement of Operations for either period.

     Certain other reclassifications have been made to the historical financial statements of MAP GmbH to conform to the pro forma condensed financial statement presentation.

2.   Pro Forma Adjustments

     The following adjustments give pro forma effect to the Transaction (dollars in thousands):

     a)   Purchase Price of MAP GmbH is made up of the following components:

          Payment of cash funded through Cash and
           Cash equivalents and Bank loans                        $56,910
          Acquisition costs                                           200
                                                                  -------
          Total Exchange Consideration                            $57,110
                                                                  =======

     b) To adjust the assets and liabilities to their estimated fair values (dollars in thousand):

          Net assets acquired of MAP GmbH at December 31, 2000    $ 17,465
          Fair value adjustments to assets and liabilities:
          Inventories                                                  428
          Pre Acquisition MAP GmbH Goodwill                        (27,659)
          In Progress Technology                                    18,100
          Goodwill on acquisition                                   48,776
                                                                  --------
                                                                  $ 57,110
                                                                  ========

     The following adjustments to the unaudited pro forma statements of operations reflect:

     c) The acquisition was funded through bank debt assuming an interest charge of 6.25% per annum. Interest expense was $4,040,000 and $2,019,000 for the year ended June 30, 2000 and six month period ended December 31, 2000 respectively. The bank debt replaces existing MAP GmbH debt with a consequent reduction in interest expense of $760,000 and $737,000 for the year ended June 30, 2000 and the six month period ended December 31, 2000, respectively.

                                     -F20-

                                  ResMed Inc
                         Notes To Unaudited Pro Forma
                  Condensed Consolidated Financial Statements

2.   Pro Forma Adjustments (Continued)

     d) The amortization of excess of costs over acquired net assets over an estimate life of 20 years. Such amortization expense is subject to possible adjustment at a later date. Amortization expense was $2,437,000 and $1,220,000 for the year ended June 30, 2000 and the six month period ended December 31, 2000, respectively. Amortization expense associated with existing Goodwill in the MAP GmbH financial statements has been reversed. The amortization expense reversed was $1,667,000 and $747,000 for the year ended June 30, 2000 and the six month period ended December 31, 2000, respectively.

     e) The tax effect, using German statutory rate, on the net pro forma adjustments.

     f) Revaluation of Inventory to Net Sales value on acquisition. Net profit adjustment was $1,078,000 and $483,000 for the year ended June 30, 2000 and the six month period ended December 31, 2000 respectively.

     The Pro Forma Condensed Consolidated Statements of Operations do not reflect any cost savings or economies of scale that the Corporation's management believes might have been achieved had the transaction occurred at the beginning of the period presented.

                                     -F21-